Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of CannaVEST Corp. on Form S-1 of our report dated March 31, 2015, with respect to our audit of the consolidated financial statements of CannaVEST Corp. as of December 31, 2014 and 2013 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ PKF

PKF

Certified Public Accountants,

A Professional Corporation

July 20, 2015